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                                   EXHIBIT 11
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             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                            Year Ended
                                                          March 31, 1998
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Weighted average number of common shares outstanding
 used in basic EPS calculation                                212,602

Add common stock equivalents for shares issuable under
 Stock Option Plans                                             1,026
                                                              -------
Weighted average number of shares outstanding
 adjusted for common stock equivalents                        213,628
                                                              =======
Net income                                                  $ 142,177
Basic earnings per share                                    $     .67
Diluted earnings per share                                  $     .67